UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 13, 2010

SouthWest Water Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, CA 90017-3782
(Address of principal executive offices) (Zip Code)

(213) 929-1800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

                On September 13, 2010, SouthWest Water Company (the “Company”) announced the completion of the merger of SW Merger Sub Corp. (“Merger Sub”), a Delaware corporation, with and into the Company (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of March 2, 2010 (the “Merger Agreement”), among the Company, SW Merger Acquisition Corp. (“Parent”) and Merger Sub.  As a result of the Merger, all of the issued and outstanding capital stock of the Company is currently owned by Parent, which in turn is owned by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, L.L.C.

Item 1.01 Entry into a Material Definitive Agreement

First Supplemental Indenture

                On September 13, 2010, the Company entered into a First Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), which amended its Indenture, dated as of July 20, 2001 between the Company and the Trustee relating to the Company’s 6.85% Convertible Subordinate Debentures due July 1, 2021 (the “Indenture”).  The terms of the Supplemental Indenture are summarized below in Item 3.03, and a copy of the Supplemental Indenture is attached to this Current Report as Exhibit 4.1 and is incorporated herein by reference.

Senior Secured Credit Facility

In connection with the Merger, Merger Sub entered into a senior secured revolving credit facility on September 13, 2010 (the “Senior Secured Credit Facility”), by and among Merger Sub, each lender from time to time party thereto (the “Lenders”), CoBank, ACB, as letter of credit issuer and Royal Bank of Canada, as administrative agent.  Upon the consummation of the Merger, the Company became party to the Senior Secured Credit Facility as successor to Merger Sub.

Pursuant to the terms of the Senior Secured Credit Facility, the Lenders have committed to make up to $72,250,000 available to the Company to borrow on a revolving basis.  The Senior Secured Credit Facility also includes borrowing capacity available for letters of credit.  All borrowings made under the Senior Secured Credit Facility will mature on September 13, 2013.  The Company’s obligations under the Senior Secured Credit Facility are guaranteed by certain of the Company’s direct and indirect subsidiaries, along with a limited guaranty made by Parent (such subsidiaries and Parent, together with the Company, the “Loan Parties”).  In addition, the Company’s obligations under the Senior Secured Credit Facility and the guarantee obligations of the other Loan Parties are secured by a lien on substantially all of the assets of the Loan Parties, including a pledge of all of the outstanding capital stock of certain of the Loan Parties’ material subsidiaries that are directly owned by the Loan Parties (except that such lien on Parent’s assets is limited to the capital stock of the Company owned by Parent and any proceeds thereof).  The Senior Secured Credit Facility contains customary representations and warranties, events of default, affirmative covenants and negative covenants (which impose restrictions and limitations on, among other things, dividends, investments, asset sales, capital expenditures and the ability of the Company and its subsidiaries to incur additional debt and liens), along with certain financial covenants.

Senior Secured Notes Facility

On September 13, 2010, Merger Sub issued $100,000,000 aggregate principal amount of 6.54% Senior Secured Notes due 2035 (the “Notes”) pursuant to the Note Purchase Agreement entered into on September 13, 2010 by and among Merger Sub and each of the purchasers party thereto (the “Note Purchase Agreement”).  The Notes will mature on September 13, 2035.  Upon consummation of the Merger, the Company became the successor to the obligations of Merger Sub with respect to the Notes.

Interest on the Notes is payable on March 13 and September 13 of each year, commencing on March 13, 2011  The Notes are senior secured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior indebtedness, including indebtedness outstanding under the Senior Secured Credit Facility.  In addition, the Notes are guaranteed and secured equally and ratably with the obligations under the Senior Secured Credit Facility.  The Note Purchase Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants (which impose restrictions and limitations on, among other things, dividends, investments, asset sales, capital expenditures and the ability of the Company and its subsidiaries to incur additional debt and liens), along with certain financial covenants.

Item 1.02 Termination of a Material Definitive Agreement

Termination of Plans

At the completion of the Merger, the Company’s equity incentive plans, including the Second Amended and Restated Stock Option Plan, the Amended and Restated Stock Option Plan for Non-Employee Directors and the 2006 Equity Incentive Plan, were terminated.  In addition, the Amended and Restated Employee Stock Purchase Plan, as amended, and the Amended and Restated Dividend Reinvestment and Stock Purchase Plan were terminated at the completion of the Merger.

Repayment of Loans

On September 13, 2010, the Company repaid all outstanding amounts due and owing on its $110 million credit facility provided pursuant to an Amended and Restated Credit Agreement dated February 15, 2008, among the Company, the lenders signatory thereto, and Bank of America, N.A., as Administrative Agent.  This credit facility was replaced with the Senior Secured Credit Facility.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

                The descriptions of the Senior Secured Credit Facility and the Notes set forth under Item 1.01 hereof is hereby incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified Nasdaq Stock Market LLC (“Nasdaq”) on September 13, 2010 that its outstanding shares of Common Stock were canceled and converted into the right to receive $11.00 per share in cash, without interest and less any required withholding taxes, and requested that Nasdaq file with the Securities and Exchange Commission a Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.  Trading in the Common Stock on Nasdaq was suspended on September 13, 2010.

Item 3.03 Material Modification to Rights of Security Holders

In the Merger, all shares of Common Stock, other than any dissenting shares, treasury shares, or shares held by Parent, Merger Sub, the Company or any of their direct or indirect subsidiaries, were canceled and converted into the right to receive $11.00 per share, without interest and less any required withholding taxes.

The 6.85% Convertible Subordinate Debentures due July 1, 2021 (the “Debentures”) issued in connection with the Indenture will remain as outstanding obligations of the Company after the Merger and until they are converted or redeemed.  As provided in the Supplemental Indenture, from and after the Merger, a holder of the Debentures may convert them into the amount of cash that the holder would have received immediately before the Merger.  Accordingly, the Debentures will become convertible into $11.00 in cash for each share of Common Stock into which they were convertible immediately before the Merger.  The Debentures were convertible immediately before the Merger into shares of Common Stock at a conversion price of $11.018 per share.

Item 5.01 Changes in Control of Registrant

                On September 13, 2010, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company being the surviving corporation in the Merger.  In the Merger, all shares of Common Stock, other than any dissenting shares, treasury shares, or shares held by Parent, Merger Sub, the Company or any of their direct or indirect subsidiaries, were cancelled and converted into the right to receive $11.00 per share in cash, without interest and less any required withholding taxes.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, which in turn is owned by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, L.L.C.  As provided in the Merger Agreement, the sole director of Merger Sub immediately prior to the completion of the Merger has become the Company’s sole director.

                The aggregate purchase price paid by Parent for all equity securities of the Company was approximately $274,771,838.  The purchase price was funded by equity financing provided by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, L.L.C. and debt financing as set forth in Item 1.01 hereof, which is incorporated hereby by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to the Merger Agreement, on September 13, 2010, all of the directors prior to the Merger, namely Kimberly Alexy, Bruce C. Edwards, Linda Griego, Thomas Iino, William D. Jones and Mark A. Swatek, voluntarily resigned from the board of directors of the Company.  As provided in the Merger Agreement, the director of Merger Sub immediately prior to the completion of the Merger, Mr. Dennis Clarke, has become the Company’s sole director.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on September 13, 2010, the certificate of incorporation of the Company was amended to read as the certificate of incorporation of Merger Sub immediately prior to the Merger (except that the name of the Company is SouthWest Water Company and the provisions relating to the incorporator were omitted).  Also, upon consummation of the Merger on September 13, 2010, the bylaws of the Company were amended to read in their entirety as the bylaws of Merger Sub immediately prior to the Merger.

Copies of the amended certificate of incorporation and bylaws are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Fourth Restated Certificate of Incorporation of SouthWest Water Company

3.2	Bylaws of SouthWest Water Company

4.1	First Supplemental Indenture dated as of September 13, 2010, between SouthWest Water Company and The Bank of New York Mellon Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY (Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General Counsel and Corporate Secretary
Date:	September 13, 2010

Exhibit Index

Exhibit Number	Description
3.1	Fourth Restated Certificate of Incorporation of SouthWest Water Company

3.2	Bylaws of SouthWest Water Company

4.1	First Supplemental Indenture dated as of September 13, 2010, between SouthWest Water Company and The Bank of New York Mellon Trust Company, N.A., as trustee

DAL:1004276/00001:1956542v3